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                                                                    Exhibit 32.2
                                                                    ------------


                          MICROFINANCIAL, INCORPORATED
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                 REGARDING QUARTERLY REPORT ON FORM 10-Q FOR THE
                          QUARTER ENDED MARCH 31, 2004


     James R. Jackson Jr., Vice President and Chief Financial Officer of MicroFinancial, Incorporated, (the "Company"), hereby certifies that, to the best of his knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004 (the "Covered Report") and, excepts as corrected or supplemented in a subsequent covered report:

- the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

- the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has signed this Certification as of this May 14, 2004.



                                      /s/ JAMES R. JACKSON JR.
                                      ------------------------------------------
                                      James R. Jackson JR.
                                      Vice President and Chief Financial Officer